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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP

We consent to the incorporation by reference in the registration statement on Form S-3 of TC PipeLines, LP dated April 21, 2010 of our report dated February 24, 2010 with respect to the consolidated balance sheets of TC PipeLines, LP and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of TC PipeLines, LP, and to the reference to our firm under the heading "Experts" in the prospectus.

We consent to the incorporation of our report by reference in the registration statement on Form S-3 of TC PipeLines, LP dated April 21, 2010 of our report dated February 24, 2010 with respect to the consolidated balance sheets of TC PipeLines GP, Inc. as of December 31, 2009 and 2008, which report appears in the December 31, 2009 annual report on Form 10-K of TC PipeLines, LP, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Chartered Accountants
Calgary, Canada

April 21, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM